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                                                            Exhibit 23.2







                     Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement of Quaker State Corporation on Form S-3 (related to the Debt Offering of $100,000,000 in Notes) of our reports dated January 25, 1995, on our audits of the consolidated financial statements and financial statement schedule of Quaker State Corporation and Subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference in the Quaker State Corporation Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the inclusion in this Registration Statement of our report dated January 25, 1995 except for Note 17, as to which the date is August 9, 1995 on our audits of the consolidated financial statements of Quaker State Corporation and Subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."



                                    /s/ Coopers & Lybrand L.L.P.



                                    COOPERS & LYBRAND L.L.P.


Pittsburgh, Pennsylvania
October 13, 1995